SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported) January 24, 2003
                               (January 24, 2003)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



    Oklahoma                         1-13726                    73-1395733
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
    of incorporation)                                       Identification No.)


   6100 North Western Avenue, Oklahoma City, Oklahoma               73118
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        (Address of principal executive offices)                  (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 9.  REGULATION FD DISCLOSURE

     Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on January 24, 2003. The following was included in the Press Release:

                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
               FOURTH QUARTER AND 2002 FULL-YEAR EARNINGS RELEASE
                            DATE AND CONFERENCE CALL

     Chesapeake Energy Corporation (NYSE:CHK) has scheduled its fourth quarter and 2002 full-year earnings release to be issued after the close of trading on the New York Stock Exchange on Monday, February 24, 2003.

     A conference call is scheduled for Tuesday morning, February 25, 2003 at 10:00 am EST to discuss the release. The telephone number to access the conference call is 913.981.5533. We encourage those who would like to participate in the call to place your calls between 9:50 and 10:00 am EST.

     For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on Tuesday, February 25 and will run through midnight Monday, March 10, 2003. The number to access the conference call replay is 719.457.0820; passcode for the replay is 720863.

     The conference call will also be simulcast live on the internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.

     Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on 3-D seismic delineated exploratory drilling combined with developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               CHESAPEAKE ENERGY CORPORATION



                                                By: /s/ Aubrey K. McClendon
                                                    ---------------------------
                                                        Aubrey K. McClendon
                                                     Chairman of the Board and
                                                      Chief Executive Officer

Dated:        January 24, 2003